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One Corporate Center
Rye, NY 10580-1422
Tel. (914) 921-5147
GAMCO Investors, Inc
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Douglas R. Jamieson
President & Chief Operating Officer
(914) 921-5020

Kieran Caterina
Acting Co-Chief Financial Officer
(914) 921-5149

For further information please visit
www.gabelli.com

GAMCO Reports Record Second Quarter Earnings
Restates 2006 earnings from $2.40 per share to $2.49 per share
Reports Record AUM of $30.6 Billion

Rye, New York, August 9, 2007 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) today announced second quarter 2007 earnings.  The second quarter 2007 net income was $18.0 million, or $0.63 per fully diluted share, about double the restated $8.9 million, or $0.31 per fully diluted share in 2006 ($0.30 per fully diluted share as previously restated).   The restated second quarter 2006 results reflect a previously-reported special charge of $0.27 per fully diluted share.

During the second quarter of 2007, we elected to terminate a compensation arrangement for one of our closed-end funds that resulted in a one-time $0.08 reduction in fully diluted earnings per share.   Additionally, GAMCO has filed a Form 10-K/A restating the reported 2006 earnings, increasing them to $2.49 per fully diluted share from $2.40 per fully diluted share, to reflect the reversal of certain previously-accrued expenses for compensation in investment partnerships.

For the six months ended June 30, 2007, net income was $37.2 million versus a restated $27.9 million in the comparable 2006 period and fully diluted earnings per share were $1.30 versus a restated $0.96 in the comparable 2006 period.  The six-month 2006 results were after a special charge of $0.27 per fully diluted share and after the $0.02 per fully diluted share reversal of the previously-accrued investment partnerships compensation expenses, as filed on our Form 10-K/A, disclosed above.

During the six months ended June 30, 2007, net income was crimped by $0.12 per fully diluted share as a result of the $0.08 per fully diluted share decrease for the second quarter 2007 as mentioned above and $0.04 per fully diluted share impact that was reflected in first quarter 2007 for the following one-time charges:

-	$0.03 per fully diluted share launch expenses of our new closed-end fund, Gabelli Global Deal Fund; and
-	a half cent per fully diluted share in charitable gifts.

Assets Under Management – Record $30.6 Billion at June 30th

Assets Under Management (AUM) were a record $30.6 billion as of June 30, 2007, 4.3% higher than March 31, 2007 AUM of $29.4 billion and 14.4% greater than June 30, 2006 AUM of $26.8 billion.  Equity assets under management were a record $29.9 billion on June 30, 2007, 4.2% more than March 31, 2007 equity assets of $28.7 billion and 15.7% above the $25.9 billion on June 30, 2006.

-	Our closed-end equity funds reached a record AUM of $6.4 billion on June 30, 2007, up 3.6% from $6.2 billion on March 31, 2007 and 21.9% higher than the $5.3 billion on June 30, 2006.

-	Our open-end equity fund AUM were $9.5 billion on June 30, 2007, a 7.6% gain from $8.9 billion on March 31, 2007 and 22.2% from $7.8 billion at June 30, 2006.

-	Our institutional and high net worth business had $13.5 billion in separately managed accounts on June 30, 2007. While up only a nominal 2.1% from $13.2 billion on March 31st, we do note that – as previously disclosed – on June 22nd we were displaced as a subadvisor to a mutual fund entity as a result of its sale. We managed $551 million as of March 31, 2007 for this account.

-	Our Investment Partnerships AUM were $486 million on June 30, 2007 versus $477 million on March 31, 2007 and $536 million on June 30, 2006.

-
We receive incentive and fulcrum fees for our investment partnership assets, certain institutional client assets, preferred issues of our closed-end funds and our new closed-end fund launched in January 2007, the Gabelli Global Deal Fund.  As of June 30, 2007, assets generating performance-based fees were $3.6 billion, an increase of 3.8% versus the $3.5 billion on March 31, 2007 and a 19.5% increase over the $3.0 billion on June 30, 2006.

-	Fixed income AUM, primarily money market mutual funds, totaled $705 million on June 30, 2007 compared to AUM of $640 million on March 31, 2007 and AUM of $918 million on June 30, 2006.

Financial Results

In the first quarter of 2006, the provisions of FASB Interpretation No. 46R (“FIN 46R”) and Emerging Issue Task Force 04-5 (“EITF 04-5”) required the consolidation of our investment partnerships and offshore funds managed by our subsidiaries into our consolidated financial statements. However, since we amended the agreements of certain investment partnerships and an offshore fund on March 31, 2006, FIN 46R and EITF 04-5 only required us to consolidate these entities on our consolidated condensed statement of income for the first quarter 2006.  Accordingly, to provide a better understanding of our core results and trends, GAMCO has provided the 2006 results before adjusting for FIN 46R and EITF 04-5.  These results are not presented in accordance with generally accepted accounting principles (“GAAP”) in the United States.  A reconciliation of these non-GAAP financial measures to results presented in accordance with GAAP is presented in Table V.

Restatement

GAMCO has filed a Form 10-K/A restating prior year results to reflect the reversal of certain previously-accrued expenses for investment partnerships.  The net effect on a per share basis (diluted) was:

	2006
EPS	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year
Restated	$0.64	$0.31	$0.60	$0.94	$2.49
Reported	$0.63	$0.30	$0.59	$0.88	$2.40

Revenues

For the second quarter of 2007, investment advisory fees were $57.7 million, an increase of $4.1 million or 7.6% compared to the revenues in 2006 before adjusting for FIN 46R and EITF 04-5:

-	Our closed-end funds revenues surged 19.3% to $12.8 million in the second quarter 2007 from $10.8 million in 2006, driven by investment returns and the launch of a new fund.

-	Open-end mutual funds revenues grew 15.7% to $23.3 million from $20.1 million in second quarter 2006, primarily due to investment performance.

-
Institutional and high net worth separate accounts revenues decreased 2.4% to $20.3 million from $20.7 million in second quarter 2006, predominantly the result of a shift in the recognition of performance fees.

-	Investment Partnership revenues were $1.3 million, down 31.2%, or $0.6 million below revenues in 2006, before adjusting for FIN 46R and EITF 04-5. A decrease in AUM led to lower management fees as well as a decline in incentive fees.

          Commission revenues from our institutional research business, Gabelli & Company, Inc., were $4.0 million in the second quarter 2007, up 42.7% from the prior year.  The increase was due to higher average per share revenue due to changes in trade mix as well as to an increase in overall trading volume.

          Mutual fund distribution fees and other income were $6.6 million for the second quarter 2007, an increase of $1.4 million, or 25.6%, from $5.2 million in second quarter 2006.

          For the six months ended June 30, 2007, investment advisory fees were $114.2 million, an increase of $10.2 million or 9.8% compared to the revenues in 2006 before adjusting for FIN 46R and EITF 04-5:

-	Our closed-end funds revenues surged 17.3% to $24.6 million for the six months ended June 30, 2007 from $21.0 million in 2006, driven by investment returns and the launch of two funds.

-	Open-end mutual funds revenues grew 11.0% to $44.7 million from $40.2 million in 2006 as a result of higher average AUM.

-	Larger performance fees contributed to institutional and high net worth separate account revenues increasing 4.3% to $41.9 million from $40.1 million reported in 2006.

-	Investment Partnership revenues were $3.1 million versus $3.6 million in 2006 before adjusting for FIN 46R and EITF 04-5.

Commission revenues from our institutional research business, Gabelli & Company, Inc., were $8.1 for the six months ended June 30, 2007, up 26.3% from the prior year’s comparable amount of $6.4 million.  The increase was due to higher overall trading volume as well as to an increase in average per share revenue due to changes in trade mix.

Mutual fund distribution fees and other income were $12.6 million for the six months ended June 30, 2007, an increase of $2.0 million, or 19.2%, from $10.6 million from the 2006 period.

Operating Margin

The operating margin before management fee was 36.3% for the second quarter of 2007 compared to 37.6% in the prior year period.  The second quarter 2007 operating margin was impacted by a one-time charge relating to the termination of a closed-end fund compensation agreement while the 2006 quarter included a reserve relating to a proposed resolution of a regulatory matter. Including these items, the second quarter 2007 reported operating margin was 30.2% versus a reported 18.3% in the comparable 2006 period.

Other Income / Expense

Total other income (which represents primarily investment income in our proprietary investments), net of interest expense, was $14.0 million for the second quarter 2007 compared to $7.0 million in 2006.

Total other income, net of interest expense, was $24.2 million for the six months ended June 30, 2007 compared to $18.1 million in 2006 before adjusting for FIN 46R and EITF 04-5.

The management fee for the three months ended June 30, 2007 was $3.4 million versus $1.8 million in 2006.

The effective tax rate for the three months ended June 30, 2007 was 41.2% as compared to the prior year quarter’s effective rate of 44.8%.  For the six months ended June 30, 2007, the effective tax rate was 38.9% as compared to 39.5% in the prior year’s comparable period.

Business Highlights

•	In May 2007, the shareholders of the Gabelli Equity Trust approved the spin-off of the Gabelli Healthcare & WellnessRX Trust, our ninth closed-end fund.

•	In June, The Gabelli SRI Fund was launched. This is an open-end fund that will invest according to the Fund's stated socially responsible guidelines.

•
Our Board has authorized management to take the steps necessary to prepare for the spin-off of our interest in Gabelli Advisers, Inc., the 42%-owned subsidiary and advisor to the six GAMCO Westwood open-end funds with $433 million in AUM.  Four of the GAMCO Westwood Funds’ Class AAA shares are rated four stars or better by Morningstar.  While this proposed spin-off does not require a shareholder vote, we intend to present it for a vote along with other items at a special meeting of shareholders later this year.

•	GAMCO expects to establish an office in Shanghai, China to provide research and investment opportunities for our hedge funds as well as for venture capital and private equity.

•	GAMCO celebrated its Thirtieth Anniversary by hosting its annual dinner for institutional and high net worth individuals at the American Museum of Natural History.

•
We modified the terms of the $50 million convertible note issued by GAMCO with Cascade Investment LLC in April 2007 to extend the exercise date for Cascade’s put option from May 15, 2007 to December 17, 2007 and to extend the expiration date of the related letter of credit.  The note matures in August 2011, bears interest at the annual rate of 6%, and has a conversion price of $53 per GAMCO share. Should Cascade Investment LLC convert its note, they would own approximately 11% of GAMCO's Class A Common Stock.

•	Robert W. Bruce III, former President and Chief Investment Officer of Fireman’s Fund, was the third recipient of the Graham & Dodd, Murray, Greenwald Prize for Value Investing.

•
Gabelli & Company, Inc., our institutional equity research firm, held its 5th annual Dental & Veterinary Conference during second quarter 2007. Favorable demographic trends and new technologies continue to drive demand for those firms.

•
Agnes Mullady was named President and C.O.O. of the Closed End Fund segment of Gabelli Funds, LLC., both of which are newly-created positions. Agnes will continue to serve as Vice President of Gabelli Funds, LLC and is Treasurer of all Gabelli investment companies, both open end and closed end, advised by the advisory affiliates of GAMCO Investors, Inc.

Financial Highlights

Statement of Financial Condition – Liquidity and Flexibility

We ended the quarter with approximately $708.7 million in adjusted cash and investments, which is net of $7.4 million of cash and investments held by our consolidated investment partnerships.  This included approximately $140.4 million of our investments in The Gabelli Dividend & Income Trust, The Gabelli Global Deal Fund, Westwood Holdings Group, various Gabelli and GAMCO open-end mutual funds as well as other investments classified as available for sale securities.  Our debt consisted of $100 million of 5.5% senior notes due May 2013 and a $50.0 million 6% convertible note due August 2011.  We had cash and investments in securities, net of debt and minority interest, of $19.62 per share on June 30, 2007 compared with $17.13 per share on December 31, 2006 and $15.52 per share on June 30, 2006.

Stockholders' equity was $490.8 million or $17.44 per share on June 30, 2007 compared to $451.6 million or $15.99 per share on December 31, 2006 and $402.4 million or $14.23 per share on June 30, 2006.

Shareholder Compensation

Dividends

In addition to the regular quarterly dividend of $0.03 per share, which was declared on May 9, 2007 and paid on June 28, 2007, subsequent to the end of our quarter, the Board of Directors declared a special cash dividend of $1.00 per share paid on July 30, 2007 to holders of record on July 23, 2007.

Stock Buyback

Shares outstanding on June 30, 2007 were 28.1 million, slightly below March 31, 2007 shares of 28.2 million and approximately 0.5% lower than 28.3 million shares outstanding on June 30, 2006.  Fully diluted shares outstanding for the first quarter of 2007 were 29.1 million, 0.1 million below the first quarter 2007 fully diluted shares outstanding and 1.2% below our fully diluted shares of 29.5 million for the second quarter 2006.

Through June 30, 2007, we repurchased 4,783,858 class A common shares at an average investment of $39.58 per share since our buyback program was initiated in March 1999.  In the second quarter of 2007, we repurchased 55,600 shares at an average investment of $49.35 per share.  The total amount of shares currently available for repurchase under the current authorization is approximately 934,000 shares at June 30, 2007.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.	Cash and investments as adjusted have been computed as follows: (in millions)

	6/30/06	12/31/06	6/30/07
Cash and cash equivalents	$116.9	$138.1	$104.7
Investments (marketable securities)	455.4	479.2	458.8
Total cash and investments (marketable securities)	572.3	617.3	563.5
Net amounts receivable/(payable) from/to brokers	32.1	17.3	12.2
Adjusted cash and investments (marketable securities)	604.4	634.6	575.7
Investments (available for sale)	86.7	102.0	140.4
Total adjusted cash and investments	$691.1	$736.6	$716.1

We believe adjusted cash and investments is a more useful measure of the company’s liquidity for analytical purposes.

Net amounts receivable/(payable) from/to brokers reflect cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period end.

B.
Operating income before management fee expense is used by management for purposes of evaluating its business operations.  We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income, which includes non-operating items including investment gains and losses from the company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table V.

C.
Beginning January 1, 2006, the provisions of FASB Interpretation No. 46R (“FIN 46R”) and Emerging Issue Task Force 04-5 (“EITF 04-5”) require consolidation of the majority of our investment partnerships and offshore funds managed by our subsidiaries into our consolidated financial statements.  However, since we amended the agreements of certain investment partnerships and an offshore fund on March 31, 2006, FIN46R and EITF 04-5 only required us to consolidate these entities on our consolidated condensed statement of income for the first quarter 2006.  We were not required to consolidate these entities on our consolidated condensed statement of financial condition at March 31, 2006.  In addition, these partnerships and offshore funds, for which the agreements were amended, are not required to be consolidated within our consolidated condensed statement of income or on our consolidated condensed statement of financial condition in future periods as long as we continue to not maintain a direct or indirect controlling financial interest.  For the six months ended June 30, 2006, the consolidation of these entities had no impact on net income but did affect the classification of income between operating and other income.  As a result, in Table V, we have also provided our results before adjusting for FIN 46R and EITF 04-5.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The company reported Assets Under Management as follows:

Table I:	Assets Under Management (millions)

June 30%
2006	2007	Inc. (Dec.)
Mutual Funds:
Equities
Open-end	$ 7,796	$ 9,529	22.2%
Closed-end	5,258	6,412	21.9
Fixed Income	863	684	(20.7)
Total Mutual Funds	13,917	16,625	19.5
Institutional & Separate Accounts:
Equities: direct	9,520	11,116	16.8
“ sub-advisory	2,750	2,383	(13.3)
Fixed Income	55	21	(61.8)
Total Institutional & Separate Accounts	12,325	13,520	9.7
Investment Partnerships	536	486	(9.3)
Total Assets Under Management	$ 26,778	$ 30,631	14.4

Equities	25,860	29,926	15.7
Fixed Income	918	705	(23.2)
Total Assets Under Management	$ 26,778	$ 30,631	14.4

Table II:	Assets Under Management (millions)
% Increase/(decrease)
6/06	9/06	12/06	3/07	6/07	3/07	6/06
Mutual Funds
Open-end	$ 7,796	$ 7,854	$ 8,389	$ 8,858	$ 9,529	7.6%	22.2%
Closed-end	5,258	5,327	5,806	6,188	6,412	3.6	21.9
Fixed income	863	683	744	591	684	15.7	(20.7)
Total Mutual Funds	13,917	13,864	14,939	15,637	16,625	6.3	19.5
Institutional & Separate Accounts:
Equities: direct	9,520	9,470	10,282	10,587	11,116	5.0	16.8
“ sub-advisory	2,750	2,725	2,340	2,608	2,383	(8.6)	(13.3)
Fixed Income	55	54	50	49	21	(57.1)	(61.8)
Total Institutional & Separate Accounts	12,325	12,249	12,672	13,244	13,520	2.1	9.7
Investment Partnerships	536	488	491	477	486	1.9	(9.3)
Total Assets Under Management	$ 26,778	$ 26,601	$ 28,102	$ 29,358	$ 30,631	4.3	14.4

Table III:	Fund Flows – 2nd Quarter 2007 (millions)

			Market
	March 31, 2007	Net Cash Flows	Appreciation / (Depreciation)	June 30, 2007
Mutual Funds:
Equities	$ 15,046	$ 149	$ 746	$ 15,941
Fixed Income	591	80	13	684
Total Mutual Funds	15,637	229	759	16,625
Institutional & Separate Accounts
Equities: direct	10,587	(161)	690	11,116
“ sub-advisory	2,608	(415)	190	2,383
Fixed Income	49	(29)	1	21
Total Institutional & Separate Accounts	13,244	(605)	881	13,520

Investment Partnerships	477	(3)	12	486
Total Assets Under Management	$ 29,358	$(379)	$1,652	$ 30,631

Table IV

GAMCO INVESTORS, INC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended June 30,
	2006 (a)	2007	% Inc. (Dec.)

Revenues…………………………………………	$61,659	$68,277	10.7%
Expenses………………………………………….	50,378	47,660	(5.4)

Operating income before management fee…..…...	11,281	20,617	82.8

Investment income……………………………….	10,355	17,359	67.6
Interest expense………………………………….	(3,394)	(3,329)	(1.9)
Other income (expense), net……………………..	6,961	14,030	101.6

Income before management fee, income taxes and minority interest.………………………………	18,242	34,647	89.9
Management fee………………………………..	1,818	3,449
Income before income taxes and minority interest	16,424	31,198
Income taxes……….…………………………..	7,360	12,856
Minority interest………………………………..	119	345
Net income………………………………………..	$8,945	$17,997	101.2

Net income per share:
Basic…………………………………………….	$0.31	$0.64	103.7

Diluted……………………………………………	$0.31	$0.63	101.4

Weighted average shares outstanding:
Basic……………………………………………..	28,507	28,160	(1.2)

Diluted……………………………………………	29,496	29,147	(1.2)

Reconciliation of Non-GAAP Financial Measures to GAAP:
Operating income before management fee..………..	$11,281	$20,617	82.8
Deduct: management fee.………………………….	1,818	3,449
Operating income…………………………………..	$9,463	$17,168	81.5
Operating margin before management fee…………	18.3%	30.2%
Operating margin after management fee…………	15.3%	25.1%

(a)           As restated to reflect the reversal of certain previously-accrued expenses for compensation in investment partnerships.

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2006 (a)(b)	Adjust- ments(c)	2006 (b)(d)	2007 (d)	Δ 2007(d) - 2006(b)(d)%		Δ 2007(d) - 2006(a)(b)%

Revenues……………………………	$121,906	$(963)	$120,943	$134,883	$13,940	11.5%	$12,977	10.6%
Expenses……………………………	87,571	189	87,760	90,354	2,594	3.0	2,783	3.2

Operating income before management fee…..….………………	34,335	(1,152)	33,183	44,529	11,346	34.2	10,194	29.7

Investment income…………………	24,756	15,097	39,853	30,931	(8,922)	(22.4)	6,175	24.9
Interest expense………………………	(6,678)	(591)	(7,269)	(6,709)	560	(7.7)	(31)	0.5
Other income (expense), net………	18,078	14,506	32,584	24,222	(8,362)	(25.7)	6,144	34.0

Income before management fee, income taxes and minority interest………………………….……..	52,413	13,354	65,767	68,751	2,984	4.5	16,338	31.2
Management fee……………………	5,235	-	5,235	6,850	1,615		1,615
Income before income taxes and minority interest	47,178	13,354	60,532	61,901	1,369		14,723
Income taxes……….……………….	18,893	5,008	23,901	24,063	162		5,170
Minority interest……………………	381	8,346	8,727	677	(8,050)		296
Net income……………………………	$27,904	$-	$27,904	$37,161	$9,257	33.2	$9,257	33.2

Net income per share:
Basic…………………………………	$0.97	$-	$0.97	$1.32	$0.35	36.2	$0.35	36.2

Diluted……………………………….	$0.96	$-	$0.96	$1.30	$0.34	35.9	$0.34	35.9

Weighted average shares outstanding:
Basic…………………………………	28,842		28,842	28,194	(648)	(2.2)	(648)	(2.2)

Diluted………………………………	29,838		29,838	29,172	(666)	(2.2)	(666)	(2.2)
Reconciliation of Non-GAAP Financial Measures to GAAP:
Operating income before management fee..…………………….................	$34,335		$33,183	$44,529
Deduct: management fee.…………...................	5,235		5,235	6,850
Operating income…………………….................	$29,100		$27,948	$37,679
Operating margin before management fee…………………………………	28.2%		27.4%	33.0%
Operating margin after management fee……............................................	23.9%		23.1%	27.9%

(a)           Final results before adjustments relating to FIN 46R and EITF 04-5 – not GAAP.
(b)	As restated to reflect the reversal of certain previously-accrued expenses for compensation in investment partnerships.
(c)           Adjustments relating to FIN 46R and EITF 04-5.
(d)           GAAP basis.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	2006					2007
	1st *	2nd *	3rd *	4th *		1st	2nd
	Quarter	Quarter	Quarter	Quarter	Total	Quarter	Quarter	Total
Income Statement Data:

Revenues	$59,284	$61,659	$57,994	$82,526	$261,463	$66,606	$68,277	$134,883

Expenses	37,381	50,378	36,439	47,682	171,880	42,694	47,660	90,354

Operating income before management fee	21,903	11,281	21,555	34,844	89,583	23,912	20,617	44,529

Investment income	29,498	10,355	12,328	18,938	71,119	13,572	17,359	30,931
Interest expense	(3,875)	(3,394)	(3,368)	(3,589)	(14,226)	(3,380)	(3,329)	(6,709)
Other income (expense), net	25,623	6,961	8,960	15,349	56,893	10,192	14,030	24,222

Income before management fee, income taxes and minority interest	47,526	18,242	30,515	50,193	146,476	34,104	34,647	68,751

Management fee	3,417	1,818	3,058	4,943	13,236	3,401	3,449	6,850

Income before income taxes and minority interest	44,109	16,424	27,457	45,250	133,240	30,703	31,198	61,901

Income taxes	16,541	7,360	10,296	16,651	50,848	11,207	12,856	24,063
Minority interest	8,608	119	118	1,620	10,465	332	345	677

Net income	$18,960	$8,945	$17,043	$26,979	$71,927	$19,164	$17,997	$37,161

Net income per share:
Basic	$0.65	$0.31	$0.60	$0.96	$2.52	$0.68	$0.64	$1.32

Diluted	$0.64	$0.31	$0.60	$0.94	$2.49	$0.67	$0.63	$1.30

Weighted average shares outstanding:
Basic	29,180	28,507	28,254	28,240	28,542	28,228	28,160	28,194

Diluted	30,185	29,496	29,235	29,208	29,525	29,196	29,147	29,172

Reconciliation of Non-GAAP
Financial measures to GAAP:
Operating income before management fee	$21,903	$11,281	$21,555	$34,844	$89,583	$23,912	$20,617	$44,529
Deduct: management fee	3,417	1,818	3,058	4,943	13,236	3,401	3,449	6,850
Operating income	$18,486	$9,463	$18,497	$29,901	$76,347	$20,511	$17,168	$37,679
Operating margin before management fee	36.9%	18.3%	37.2%	42.2%	34.3%	35.9%	30.2%	33.0%
Operating margin after management fee	31.2%	15.3%	31.9%	36.2%	29.2%	30.8%	25.1%	27.9%

* As restated to reflect the reversal of certain previously-accrued expenses for compensation in investment partnerships.

Table VII

GAMCO INVESTORS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31,	June 30,	June 30,
	2006 (a)	2006 (a)	2007
ASSETS		(unaudited)	(unaudited)

Cash and cash equivalents………………………………………………	$138,113	$116,852	$104,726
Investments …...………………………………………………………...	589,495	549,808	620,142
Receivables……………………………………………………………...	96,942	61,262	69,157
Other assets……………………………………………………………...	12,681	12,364	12,046

Total assets…………………………………………………………...	$837,231	$740,286	$806,071

LIABILITIES AND STOCKHOLDERS' EQUITY

Compensation payable…………………………………………………..	$30,174	$34,366	$46,075
Income taxes payable……………………………………………………	13,922	2,556	14,951
Accrued expenses and other liabilities…………………………………..	88,423	48,890	90,250
Total operating liabilities…………………………………………….	132,519	85,812	151,276
5.5% Senior notes (due May 15, 2013) ……………….….……………	100,000	100,000	100,000
6% Convertible note, $50 million outstanding (due August 14, 2011)(b)	49,504	50,000	49,561
5.22% Senior notes (due February 17, 2007)………….….……………..	82,308	82,308	-
Total debt…………………………………………………………….	231,812	232,308	149,561
Total Liabilities……………………………………………………...	364,331	318,120	300,837

Minority interest…………………………………………………………	21,324	19,724	14,441

Stockholders' equity……………………………………………………..	451,576	402,442	490,793

Total liabilities and stockholders' equity………………………………...	$837,231	$740,286	$806,071

(a)	As restated to reflect the reversal of certain previously-accrued expenses for compensation in investment partnerships.
(b)	At June 30, 2007 and December 31, 2006, the conversion price was $53 per share. At June 30, 2006, the convertible note was 5% with a conversion price of $52 per share.